Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-186111) of Franklin BSP Realty Trust, Inc.,
2.Registration Statement (Form S-3 No. 333-261039) of Franklin BSP Realty Trust, Inc., and
3.Registration Statement (Form S-8 No. 333-261041) pertaining to the Franklin BSP Realty Trust, Inc. 2021 Equity Incentive Plan;

of our report dated March 16, 2023, with respect to the consolidated financial statements of Franklin BSP Realty Trust, Inc., included in this Annual Report (Form 10-K) of Franklin BSP Realty Trust, Inc., for the year ended December 31, 2023.

/s/ Ernst & Young LLP

New York, New York
February 26, 2024